Exhibit 99.1

The ONE Group Announces Second Quarter 2017 Results

New York, NY – August 14, 2017– The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (NASDAQ: STKS) today announced its financial results for the second quarter ended June 30, 2017.

Highlights for the second quarter ended June 30, 2017 were as follows:

•	The second quarter marked our fourteenth consecutive quarter of revenue growth;

•	Total GAAP revenue increased 15.5% to $19.9 million during the quarter compared to the same period last year;

•	Total food and beverage sales at owned and managed units* increased 17.4% to $45.0 million during the quarter compared to the same period last year;

•	Comparable sales for owned and managed STK units* increased 1.7% during the quarter compared to the same period last year;

•	GAAP net loss attributable to The ONE Group Hospitality, Inc. for the quarter was $2.3 million ($0.09 loss per share) as compared to a GAAP net loss of $1.6 million ($0.06 loss per share) for the same period last year;

•	Adjusted EBITDA** increased 34.4% to $1.5 million during the quarter compared to the same period last year; and

•	Adjusted net loss*** attributable to The ONE Group Hospitality, Inc. for the quarter was $0.6 million ($0.02 loss per share) as compared to an adjusted net loss of $1.3 million ($0.05 loss per share) for the same period last year.

*Total food and beverage sales at owned and managed units, a non-GAAP measure, represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. For a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units and a discussion of why we consider it useful, see the financial information accompanying this release.

** Adjusted EBITDA, a non-GAAP measure, represents net loss before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses, stock based compensation, losses from discontinued operations and certain transactional costs. For a reconciliation of adjusted EBITDA to the most directly comparable financial measure presented in accordance with GAAP and a discussion of why we consider it useful, see the financial information accompanying this release.

*** Adjusted net loss, a non-GAAP measure, represents net loss before loss from discontinued operations, non-recurring gains and losses, non-cash impairment losses, stock based compensation and certain transactional costs. For a reconciliation of adjusted net loss to the most directly comparable financial measure presented in accordance with GAAP and a discussion of why we consider it useful, see the financial information accompanying this release.

Jonathan Segal, CEO of The ONE Group, noted, “We are delighted that the shift to an asset light business model while, focusing on management and licensing opportunities, improving sales and labor and operational efficiencies, and reducing general and administrative costs, is really paying off. For the second quarter in a row, we have increased same store sales this quarter by 1.7%, increased topline revenue by 15% and increased adjusted EBITDA by 34.4%. Additionally, we continue to become more efficient at the corporate level by making the necessary business changes needed to support this new strategy, which is expected to deliver an annualized G&A savings of over $2.5 million.”

Segal continued, “In addition, the demand for our brand remains strong, which continues to allow us to sign attractive license and management deals. As a result, we expect to be opening two licensed STKs at the end of 2017 and three in early 2018. We believe we are on the right track to drive our brand forward and create long term value for our stockholders.”

Strategic Review Update

During the quarter, the Company terminated its previously-announced process to explore and evaluate strategic alternatives, although it may continue to evaluate opportunities as they arise. In an effort to enhance stockholder value, the Company intends to focus on its core business, with an emphasis on its asset light model.

Second Quarter 2017 Financial Results

Total owned unit net revenues increased 11.4% to $17.0 million in the second quarter of 2017 compared to $15.3 million in the second quarter of 2016. The increase was primarily due to the opening of the STK in Orlando (May 2016) and Denver (January 2017), and was partially offset by the closing of the STK in Washington, DC in December 2016 and a decline in sales at the STK in Chicago, Illinois during the quarter.

Comparable sales from owned STK units increased 1.2% for the quarter, and comparable sales from both owned and managed STK units increased 1.7% for the quarter.

Management and incentive fee revenues increased 43.2% to $2.8 million in the second quarter of 2017 compared to $1.9 million in the second quarter of 2016. The increase was driven by an increase in management and incentive fees at the STK in Las Vegas and at other international locations.

Total food and beverage sales at owned and managed units increased 17.4% to $45.0 million compared to $38.4 million in the second quarter of 2016.

Adjusted EBITDA increased 34.4% during the quarter to $1.5 million from $1.1 million in the second quarter of 2016.

GAAP net loss attributable to The ONE Group Hospitality, Inc. for the quarter was $2.3 million or ($0.09 loss per share) compared to GAAP net loss of $1.6 million ($0.06 loss per share) for the same period last year.

Adjusted net loss for the quarter was $591,000 ($0.02 loss per share) compared to adjusted net loss of $1.3 million ($0.05 loss per share) in the second quarter of 2016. ***

Development Update

OWNED STK UNITS

2017 Opening

STK Denver

Projected 2017

STK San Diego

Projected 2018

STK Austin

LICENSED UNITS

Projected 2017

STK Dubai

STK Beach Dubai

Projected 2018

STK Puerto Rico

STK Beach Puerto Rico

STK Doha

Conference Call

The Company will host a conference call to discuss second quarter 2017 financial results today at 5:00 PM Eastern Time. Hosting the call will be Jonathan Segal, Chief Executive Officer, and Linda Siluk, Interim Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 844-512-2921 or for international callers by dialing 201-493-6780; the passcode is 13667352. The replay will be available until September 14th, 2017.

About The ONE Group

The ONE Group (NASDAQ:STKS) is a global hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s primary restaurant brand is STK, a modern twist on the American steakhouse concept with locations in major metropolitan cities throughout the U.S. and Europe. ONE Hospitality, The ONE Group’s food and beverage hospitality services business, provides the development, management and operations for premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. For example, the statements related to the exploration of strategic alternatives and the potential results therefrom and the statements related to our strategic review of our operations targeting sources for 2017 and beyond are forward-looking. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) in the case of our strategic review of operations, our ability to successfully improve performance and cost, realize the benefits of our marketing efforts, and achieve improved results as we focus on developing new management and license deals; (4) changes in applicable laws or regulations; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed on April 5, 2017.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Results of Operations (in thousands, except share and per share data)

The following table sets forth certain statements of operations and comprehensive income data for the periods indicated:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues:
Owned unit net revenues	$17,113.8	$15,282.7	$35,226.8	$29,662.6
Management and incentive fee revenue	2,784.7	1,944.0	5,098.4	3,958.0
Total revenue	19,898.5	17,226.7	40,325.2	33,620.6

Cost and expenses:
Owned operating expenses:
Food and beverage costs	4,381.2	3,778.8	9,055.2	7,307.6
Unit operating expenses	11,180.1	9,509.8	22,687.9	18,757.5
General and administrative, net	4,086.2	2,813.1	7,007.1	5,496.8
Depreciation and amortization	804.7	547.4	1,670.6	1,070.1
Pre-opening expenses	931.0	1,545.4	1,645.4	2,445.6
Lease termination expenses	-	-	28.2	-
Transaction costs	254.0	-	254.0	-
Income from equity investees	152.9	(231.2)	107.6	(313.8)
Derivative income	-	-	-	(100.0)
Interest expense, net of interest income	220.2	99.3	479.2	197.5
Other expense (income), net	(130.3)	61.8	(118.3)	286.8

Total cost and expenses	21,880.0	18,124.4	42,816.7	35,148.0

Loss from continuing operations before benefit for income taxes	(1,981.5)	(897.8)	(2,491.5)	(1,527.3)

Provision for income taxes	203.2	545.6	186.5	479.7

Loss from continuing operations	(2,184.7)	(1,443.4)	(2,678.0)	(2,007.0)

Loss (income) from discontinued operations, net of taxes	0.1	0.2	106.4	(1.6)

Net loss	(2,184.8)	(1,443.6)	(2,784.3)	(2,005.4)
Less: net income (loss) attributable to noncontrolling interest	115.6	116.7	(82.1)	11.8

Net loss attributable to THE ONE GROUP	$(2,300.4)	$(1,560.3)	$(2,702.2)	$(2,017.2)
Amounts attributable to THE ONE GROUP:
Loss from continuing operations	$(2,300.3)	$(1,560.0)	$(2,595.8)	$(2,018.8)
Loss (income) from discontinued operations, net of taxes	0.1	0.2	106.4	(1.6)
Net loss attributable to THE ONE GROUP	$(2,300.4)	$(1,560.3)	$(2,702.2)	$(2,017.2)

Net loss attributable to THE ONE GROUP	$(2,300.4)	$(1,560.3)	$(2,702.2)	$(2,017.2)
Other comprehensive loss
Currency translation adjustment	139.7	3.0	83.5	(18.4)

Comprehensive loss	$(2,160.7)	$(1,557.2)	$(2,618.7)	$(2,035.6)

Net loss per share attributable to THE ONE GROUP	$(0.09)	$(0.06)	$(0.11)	$(0.08)
Shares outstanding - basic and diluted	25,144,932	24,989,560	25,098,040	25,119,992

CONSOLIDATED BALANCE SHEET

(in thousands)

	June 30,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,540.9	$1,597.8
Accounts receivable, net	4,515.4	4,959.8
Inventory	1,412.1	1,308.8
Other current assets	1,743.8	1,811.8
Due from related parties, net	-	415.8
Total current assets	9,212.2	10,094.0

Property & equipment, net	39,067.1	36,815.2
Investments	2,957.3	3,065.6
Deferred tax assets	-	51.0
Other assets	733.6	661.9
Security deposits	2,212.0	2,203.9
Total assets	$54,182.2	$52,891.6

Liabilities and Stockholders’ Equity
Current liabilities:
Cash overdraft	$620.9	$679.9
Long term debt, current portion	3,745.9	3,153.7
Accounts payable	6,166.0	3,761.8
Accrued expenses	6,139.7	5,549.6
Deferred license revenue	110.0	110.0
Due to related parties, net	359.3	-
Deferred revenue	403.2	612.6
Total current liabilities	17,545.0	13,867.6

Long term debt, net of current portion	11,671.3	13,167.9
Due to related parties, long-term	1,197.4	1,197.4
Deferred license revenue, long-term	1,523.4	1,109.6
Deferred rent payable	17,044.3	16,170.6
Total liabilities	48,981.4	45,513.1

Stockholders’ equity	6,005.3	8,079.6
Noncontrolling interest	(804.5)	(701.1)
Total stockholders’ equity including noncontrolling interest	5,200.8	7,378.5

Total Liabilities and Stockholders’ Equity	$54,182.2	$52,891.6

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, adjusted net income and adjusted EBITDA.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. We believe that this measure also represents a useful internal measure of performance. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Owned Unit Net Revenues (a)	$17,113.8	$15,282.7	$35,226.8	$29,662.6
Management and Incentive Fee Revenue	2,784.7	1,944.0	5,098.4	3,958.0
GAAP Revenues	19,898.5	17,226.7	40,325.2	33,620.6

Food and Beverage Sales from Managed Units (a)	27,933.1	23,082.2	51,338.3	43,928.4

Total Food and Beverage sales at Owned and Managed Units	$45,046.9	$38,364.9	$86,565.1	$73,591.0

(a)	Components of Total Food & Beverage Sales at Owned and Managed Units

Adjusted EBITDA. We define adjusted EBITDA as net loss before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses, stock based compensation losses from discontinued operations and certain transactional costs. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

We believe that adjusted EBITDA is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business as well as evaluate the performance of our units. Adjusted EBITDA has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is included in this press release because it is a key metric used by management. Additionally, adjusted EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use adjusted EBITDA, alongside other GAAP measures such as net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period.

The following table presents a reconciliation of net income to adjusted EBITDA for the periods indicated (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

ADJUSTED EBITDA:
Net loss attributable to THE ONE GROUP	$(2,300.4)	$(1,560.2)	$(2,702.2)	$(2,017.2)
Net income (loss) attributable to noncontrolling interest	115.6	116.6	(82.1)	11.8
Net loss	(2,184.8)	(1,443.6)	(2,784.3)	(2,005.4)
Interest expense, net of interest income	220.2	99.4	479.2	197.5
Provision for income taxes	203.2	545.6	186.5	479.7
Depreciation and amortization	804.7	547.4	1,670.6	1,070.1
Deferred rent (1)	(15.6)	(191.3)	(53.2)	(131.0)
Pre-opening expenses	931.0	1,545.5	1,645.4	2,445.6
Lease termination expenses	-	-	28.2	-
Legal settlement costs	795.0		795.0
Equity share of legal settlement costs	269.7		269.7
Transaction costs	254.0	-	254.0	-
Loss (income) from discontinued operations	0.1	0.2	106.4	(1.6)
Derivative income	-	-	-	(100.0)
Stock based compensation	391.0	235.9	544.4	379.9

ADJUSTED EBITDA	1,668.5	1,339.1	3,141.7	2,334.7

Non-controlling ADJUSTED EBITDA	198.4	244.9	61.2	173.4

THE ONE GROUP ADJUSTED EBITDA	$1,470.1	$1,094.2	$3,080.5	$2,161.4

(1) Deferred rent is included in unit operating expense, on the statement of operations and comprehensive income.

Adjusted Net Loss. We define adjusted net loss as net loss before loss (income) from discontinued operations, non-recurring gains and losses, non-cash impairment losses, stock based compensation, and certain transactional costs. Adjusted net loss has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Adjusted net loss has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

We believe that adjusted net loss provides a picture of our operating results by eliminating certain cash and non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business.

The following table presents a reconciliation of net income to adjusted net income for the periods indicated (in thousands, except share and per share data):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
ADJUSTED NET LOSS:	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net loss attributable to THE ONE GROUP	$(2,300.4)	$(1,560.2)	$(2,702.2)	$(2,017.2)
Net income (loss) attributable to noncontrolling interest	115.6	116.6	(82.1)	11.8
Net loss	(2,184.8)	(1,443.6)	(2,784.3)	(2,005.4)
Transaction costs	254.0	-	254.0	-
Loss (income) from discontinued operations	0.1	0.2	106.4	(1.6)
Derivative income	-	-	-	(100.0)
Lease termination expenses	-	-	28.2	-
Stock based compensation	391.0	235.9	544.4	379.9
Legal settlement costs	795.0		795.0
Equity share of legal settlement costs	269.7		269.7

Adjusted net loss	(474.9)	(1,207.5)	(786.7)	(1,727.1)

Non-controlling adjusted net income (loss)	115.6	116.6	(82.1)	11.8

THE ONE GROUP adjusted net loss	$(590.5)	$(1,324.1)	$(704.5)	$(1,738.9)

Adjusted net loss per share - Basic and diluted	$(0.02)	$(0.05)	$(0.03)	$(0.07)
Shares outstanding - basic and diluted	25,144,932	24,989,560	25,098,040	25,119,992

Investor Contact:

Michelle Michalski, ICR

(646)277-1224